UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2014

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Sales and Service Agreement with Sea Ray

On October 17, 2014, we and the Sea Ray Division of Brunswick have entered into have entered into three-year Sales and Service Agreements relating to Sea Ray products effective September 1, 2014 and extending through August 31, 2017 with automatic annual one-year extensions at each twelve-month anniversary of the agreement, provided that we are not in breach of a material term of the agreement, following written notice and expiration of applicable cure periods without cure (certain termination provisions are summarized below).

The agreements appoint certain of our operating subsidiaries as a dealer for the retail sale, display, and servicing of all Sea Ray products, parts, and accessories currently or in the future sold by Sea Ray. The agreement designates a designated geographical territory and dealer region for the dealer, which is exclusive to the dealer. The agreement also specifies retail locations, which the dealer may not close, change, or add to without the prior written consent of Sea Ray, provided that Sea Ray may not unreasonably withhold its consent. The agreement also restricts the dealer from selling, advertising (other than in recognized and established marine publications), soliciting for sale, or offering for resale any Sea Ray products outside its territory except as otherwise provided by Sea Ray’s advertising policy or other applicable policy as long as similar restrictions also apply to all domestic Sea Ray dealers selling comparable Sea Ray products. In addition, the agreement provides for the lowest product prices charged by Sea Ray from time to time to other domestic Sea Ray dealers, subject to the dealer meeting all the requirements and conditions of Sea Ray’s applicable programs and the right of Sea Ray in good faith to charge lesser prices to other dealers to meet existing competitive circumstances, for unusual and non-ordinary business circumstances, or for limited duration promotional programs.

Among other things, the dealer agreement requires each dealer to achieve performance standards including inventory stocking levels, provision of annual sales forecasts, submission of orders pursuant to Sea Ray’s current buying program, unit retail sales, customer satisfaction and marketing support. The sales performance will be in accordance with fair and reasonable standards and sales levels established by Sea Ray in collaboration with the dealer based on factors such as population, sales potential, market share percentage of Sea Ray products sold in the territory compared with competitive products sold in the territory, product availability, local economic conditions, competition, past sales history, historical product mix and stocking practices, existing product inventory, number of retail locations, and other special circumstances that may affect the sale of Sea Ray products or the dealer, in each case established in a manner similar to those applied to domestic Sea Ray dealers selling comparable products.

The dealer is also required to maintain at each retail location, or at another acceptable location, a service department that is properly staffed and equipped to service Sea Ray products promptly and professionally and to maintain parts and supplies to service Sea Ray products properly on a timely basis, to provide or arrange for warranty and service work for Sea Ray products.

Sea Ray has agreed to indemnify us against any losses to third parties resulting from Sea Ray’s negligent acts or omissions involving the design or manufacture of any of its products or any breach by it of the agreement. We have agreed to indemnify Sea Ray against any losses to third parties resulting from our negligent acts or omissions involving the dealer’s application, use, or repair of Sea Ray products, statements or representation not specifically authorized by Sea Ray, the installation of any after-market components or any other modification or alteration of Sea Ray products, and any breach by us of the agreement.

The agreement may be terminated:

• by Sea Ray, upon 60 days’ prior written notice, if we do not have an ability to purchase products via flooring or self-financing or fail to meet our financial obligations as they become due to Sea Ray or to our lenders;

• as to any dealer region if we are failing to meet performance standards and begin selling, displaying or advertising products that are competitive with the products being sold under the agreement (other than products of another Brunswick brand or new products currently carried), if we do not cure our failure within 90 days after written notice, or if we are meeting the performance standards and then starts failing to meet performance standards after beginning selling, displaying or advertising products that are competitive with products sold under the agreement (other than products of another Brunswick brand or new products currently carried) and do not cure our failure within 6 months after written notice;

• by either party upon written notice to the other given within 60 days after the 6th anniversary of the agreement, with termination effective at the end of the 7th year, failing which the agreement will renew for a 3 year term beginning on the 7th anniversary;

• following the 7th anniversary of the agreement, upon 24 months’ notice in the event of a material breach or default of any of the material obligations, performance standards, covenants, representations, warranties or duties imposed in the agreement or in Sea Ray’s policies or programs applicable to domestic Sea Ray dealers which breach is not cured during the notice period and through the parties working in good faith to resolve any issue;

• by Sea Ray or us upon 60 days’ written notice if the other makes a fraudulent misrepresentation that is material to the agreement or in the event of the insolvency, bankruptcy, or receivership of the other;

• by Sea Ray in the event of the assignment of the agreement by the dealer without the prior written consent of Sea Ray;

• by Sea Ray upon at least 60 days’ prior written notice in the event of the commission by dealer of an act of fraud upon Sea Ray or the commission by us or one of our officers of a felony or act of fraud which is material detrimental to Sea Ray’s reputation or business or which materially impairs our ability to perform our duties under the agreement or we fail to pay any lender financing products under the agreement after the sale of products by us.

• upon the mutual consent of Sea Ray and us.

Either party may elect to not extend the term at the expiration of each applicable 12 month period in the event of a material breach or default by the other of any of the material obligations, performance standards, covenants, representations, warranties, or duties imposed by the agreement or the Sea Ray manual that is not remedied or cured following notice thereof. In the event of a remedy or cure, the additional 12 month period shall be added to the term.

Amendment to Brunswick Agreement Relating to Acquisitions

On October 17, 2014, we and the Sea Ray Division of Brunswick have entered into an amendment, effective as of September 1, 2014, to our agreement to provide a process for our continued growth through the acquisition of additional Sea Ray boat dealers that desire to be acquired by us. The agreement now extends through August 31, 2017, with automatic annual one-year extensions at each twelve-month anniversary of the agreement, provided that the Sales and Service Agreement described above is still then in effect. Under the agreement, acquisitions of Sea Ray dealers will be mutually agreed upon by us and Sea Ray with reasonable efforts to be made to include a balance of Sea Ray dealers that have been successful and those that have not been. The agreement provides that Sea Ray will not unreasonably withhold its consent to any proposed acquisition of a Sea Ray dealer by us, subject to the conditions set forth in the agreement. Among other things, the agreement provides for us to provide Sea Ray with a business plan for each proposed acquisition, including historical financial and five-year projected financial information regarding the acquisition candidate; marketing and advertising plans; service capabilities and managerial and staff personnel; information regarding the ability of candidate to achieve performance standards within designated periods; and information regarding the success of our previous acquisitions of Sea Ray dealers. The agreement also contemplates Sea Ray reaching a good faith determination whether the acquisition would be in its best interest based on our dedication and focus of resources on the Sea Ray brand and Sea Ray’s consideration of any adverse effects that the approval would have on the resulting territory configuration and adjacent or other dealer sales and the absence of any violation of applicable laws or rights granted by Sea Ray to others.

The description of the Sales and Service Agreement with Sea Ray and the amendment to the Brunswick Agreement Relating to Acquisitions are qualified in their entirety by reference to the complete terms and conditions of the agreements which will be filed as exhibits to the Company’s Annual Report on Form 10-K for its fiscal year ending September 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

October 23, 2014	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary